Exhibit (j)


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our reports dated February 10, 2004 on The Gabelli Global Telecommunications Fund, The Gabelli Global Growth Fund, The Gabelli Global Convertible Securities Fund and The Gabelli Global Opportunity Fund (each a series of The Gabelli
Global Series Funds, Inc.) which are incorporated by reference, in this Registration Statement (Form N-1A No. 811-07896) of The Gabelli Global Series Funds, Inc.






ERNST & YOUNG LLP

New York, New York
April 28, 2004